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                                                                   EXHIBIT 10.20

                                PROMISSORY NOTE


           $291,272.61
                                                                   July 31, 1989


          FOR VALUE RECEIVED, ASTROPOWER, INC. a Delaware corporation (the "Maker"), does hereby promise to pay to the order of ASTROSYSTEMS, INC., a Delaware corporation (the "Payee"), at Six Nevada Drive, Lake Success, New York or at such other place as the holder of this Note shall specify in writing to the Maker, the principal sum of Two Hundred Ninety-One Thousand Two Hundred Seventy-Two and 61/100 Dollars ($291,272.61) payable, with interest on the unpaid principal balance at the rate of nine and one-one hundredth percent (9.01%) per annum, in ten (10) installments, the first of which is $115,772.61 and is payable on October 31, 1989 and the balance of which is payable in nine
(9) equal quarterly installments of Nineteen Thousand Five Hundred Dollars ($19,500) commencing on October 31, 1989 and continuing on the last day of each subsequent calendar quarter through January 31, 1992. Accrued interest on the unpaid principal balance of this Note shall be payable with each principal payment.

          The Maker may prepay the principal amount of this Note in whole, or in part, from time to time, without premium or penalty, provided that the Maker pay all interest accrued with regard to the principal prepaid to the date of prepayment.

          If the Maker shall (i) fail to make any payment due hereunder, (ii) apply for, or consent to, the appointment of a receiver, trustee or liquidator of itself or of its property, (iii) admit in writing its inability to pay its debts as they mature, (iv) make a general assignment for the benefit of creditors, (v) be adjudicated a bankrupt or insolvent, (vi) file a voluntary petition in bankruptcy or a petition or an answer seeking reorganization, or an arrangement with creditors,, (vii) take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute or file an answer admitting the material allegations of a petition filed against it in any proceeding under any such law, or (viii) have entered against it a court order approving a petition filed against it under the Federal Bankruptcy Act, then and in each and every such event, the Payee may, by written notice to the Maker, declare the entire unpaid principal amount of this Note then outstanding plus accrued interest to be forthwith due and payable whereupon the same shall become forthwith due and payable. Notwithstanding anything herein to the contrary, upon and effective with the date of any such notice by the Payee, the interest rate hereunder on the unpaid principal balance shall be increased to the lesser of twenty four percent (24%) per annum or the highest rate permitted by law in the State of New York.

          Upon default hereunder, the Payee shall be entitled to costs of collection, plus reasonable attorneys' fees, in addition
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to the unpaid principal amount of, and accrued interest on, this Note.

          The Maker hereby waives presentment, demand, protest and notice of dishonor of this Note and any and all rights of setoff against the holder of this Note.

          This Note shall be governed by, and construed and enforced in all respects in accordance with, the laws of the State of New York, excluding choice of law rules thereof. This Note shall not be modified or rescinded except by an instrument in writing signed by the Maker and acknowledged in writing by the Payee

          IN WITNESS WHEREOF, the Maker has duly executed this Note as of the day and year first above written.

                                        ASTROPOWER, INC.

                                        By: /s/ Allen M. Barnett
                                            --------------------
                                            President